                                               As amended through June 6, 1997,
                                                        effective June 6, 1997

                                       RESTATED

                                       BY-LAWS

                                          OF

                                 IN HOME HEALTH, INC.

                                   AND SUBSIDIARIES



                                      ARTICLE I

                                       OFFICES

    SECTION 1. PRINCIPAL EXECUTIVE OFFICE. The principal executive office of the corporation shall be such as is designated by the Board of Directors from time to time.

    SECTION 2. REGISTERED OFFICE. The location and address of the registered office of the corporation shall be such as is designated by the Board of Directors or the President from time to time and certified to the Secretary of State. The registered office need not be identical with the principal executive office of the corporation and may be changed from time to time by the Board of Directors.

    SECTION 3. OTHER OFFICES. The corporation may have other offices at such places within and without the State of Minnesota as the Board of Directors may from time to time determine.

                                      ARTICLE II

                               MEETINGS OF SHAREHOLDERS

    SECTION 1. PLACE OF MEETING. All meetings of the shareholders of this corporation shall be held at its principal executive office unless some other place for any such meeting within or without the State of Minnesota be designated by the Board of Directors in the notice of meeting. Any regular or special meeting of the shareholders of the corporation called by or held pursuant to a written demand of shareholders shall be held in the county where the principal executive office is located.

    SECTION 2. REGULAR MEETINGS. (a) Regular meetings of the shareholders of this corporation may be held at the discretion of the Board of Directors on an annual or less frequent periodic basis on such date and at such time and place as may be designated by the Board of Directors in the notice of meeting. At regular meetings the shareholders shall elect a Board of Directors and transact such other business as may be appropriate for action by shareholders. If a regular meeting of shareholders has not been held for a period of fifteen (15) months, one or more shareholders holding not less than three percent (3%) of the voting power of all shares of the corporation entitled to vote may call a regular meeting of shareholders by delivering to the President or Treasurer a written demand for a regular meeting. Within thirty (30) days after the receipt of such written demand by the President or Treasurer, the Board of Directors shall cause a regular meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of written demand, all at the expense of the corporation.

    (b) At a regular meeting, the shareholders shall elect directors of the corporation and shall transact such other business as may properly come before them. To be properly brought before the meeting, business must be of a nature that is appropriate for consideration at a regular meeting and must be (I) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder. In addition to any other applicable requirements, for business to be properly brought before a regular meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, each such notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, and received not later than the close of business on the 10th day following the day on which such notice of the date of the regular meeting was mailed or public disclosure of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the regular meeting (1) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the regular meeting, (2) the name and address of record of the shareholder proposing such business, (3) the class or series (if any) and number of shares of the corporation which are owned by the shareholder, and (4) any material interest of the shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be transacted at the regular meeting except in accordance with the procedures set forth in this Article; PROVIDED, HOWEVER, that nothing in this Article shall be deemed to preclude discussion by any shareholder of any business properly brought before the regular meeting in accordance with these Bylaws.

    SECTION 3. SPECIAL MEETINGS. Special meetings of the shareholders, for any purpose or purposes appropriate for action by shareholders, may be called by the President, by the Vice President in the absence of the President, by the Treasurer, or by the Board of Directors or any two or more members thereof. Such meeting shall be held on such date and at such time and place as shall be fixed by the person or persons calling the meeting and designated in the notice of meeting. Special meetings may also be called by one or more shareholders holding not less than ten percent (10%) of the voting power of all shares of the corporation entitled to vote by delivering to the President or Treasurer a written demand for a special meeting, which demand shall contain the purposes of the meeting; PROVIDED, HOWEVER, that a special meeting for the purpose of considering any action to directly or indirectly facilitate a business combination (as defined in the Minnesota Business Corporation Act), including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by twenty-five percent (25%) or more of the voting power of all shares entitled to vote. Within thirty (30) days after the receipt of a written demand for a special meeting of shareholders by the President or Treasurer, the Board of Directors shall cause a special meeting of shareholders to be called and held on notice no later than ninety (90) days after the receipt of such written demand, all at the expense of the corporation. Business transacted at any special meeting of shareholders shall be limited to the purpose or purposes stated in the notice of meeting. Any business transacted at any special meeting of shareholders that is not included among the stated purposes of such meeting shall be voidable by or on behalf of the corporation unless all of the shareholders have waived notice of the meeting.

    SECTION 4. NOTICE OF MEETINGS. Except where a meeting of shareholders is an adjourned meeting and the date, time, and place of such meeting were announced at the time of adjournment, notice of all meetings of shareholders stating the date, time, and place thereof, and any other information required by law or desired by the Board of Directors or by such other person or persons calling the meeting, and in the case of special meetings, the purpose thereof, shall be given to each shareholder of record entitled to vote at such meeting not less than three (3) nor more than sixty (60) days prior to the date of such meeting. In the event that a plan of merger or the sale or other disposition of all or substantially all of the assets of the corporation is to be considered at a meeting of shareholders, notice of such meeting shall be given to every shareholder, whether or not entitled to vote, not less than fourteen (14) days prior to the date of such meeting.

    Notices of meeting shall be given to each shareholder entitled thereto by oral communication, by mailing a copy thereof to such shareholder at an address he has designated or to the last known address of such shareholder, by handing a copy thereof to such shareholder, or by any other delivery that conforms to law. Notice by mail shall be deemed given when deposited in the United States mail with sufficient postage affixed. Any shareholder may waive notice of any meeting of shareholders. Waiver of notice shall be effective whether given before, at, or after the meeting and whether given orally, in writing, or by attendance. Attendance by a shareholder at a meeting is a waiver of notice of that meeting, except where the shareholder objects at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened and does not participate thereafter in the meeting, or objects before a vote on an item of business because the item may not lawfully be considered at that meeting and does not participate in the consideration of that item at the meeting.

    SECTION 5. RECORD DATE. For the purpose of determining shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may, but need not, fix a date as the record date for any such determination of shareholders, which record date, however, shall in no event be more than sixty
(60) days prior to any such intended action or meeting.

    SECTION 6. QUORUM. The holders of a majority of the voting power of all shares of the corporation entitled to vote at a meeting shall constitute a quorum at a meeting of shareholders for the purpose of taking any action other than adjourning such meeting. If the holders of a majority of the voting power of all shares are not represented at a meeting, the shareholders present in person or by proxy shall constitute a quorum for the sole purpose of adjourning such meeting, and the holders of a majority of the shares so represented may adjourn the meeting to such date, time, and place as they shall announce at the time of adjournment. Any business may be transacted at the meeting held pursuant to such an adjournment and at which a quorum shall be represented, which might have been transacted at the adjourned meeting. If a quorum is present when a duly called or held meeting is convened, the shareholders present may continue to transact business until adjournment, even though the withdrawal of a number of shareholders originally represented leaves less than the number otherwise required for a quorum.

    A meeting of the shareholders at which there is a quorum may be adjourned as to all or part of the matters to be considered at the meeting upon motion by the person presiding at such meeting and by a majority vote of shares represented in person or by proxy at such meeting. Such adjournment shall be until a specific time and place, and the time and place for the reconvened meeting shall be announced at the meeting and reflected in the minutes thereof.

    SECTION 7. VOTING AND PROXIES. At each meeting of the shareholders every holder of the Common Stock shall be entitled to one vote in person or by proxy for each share of Common Stock held by such shareholder and each holder of Preferred Stock having the power to vote with the Common Stock shall be entitled to such number of votes in person or by proxy as is specified pursuant to the terms of such Preferred Stock for each share of such Preferred Stock held by such shareholder, but no appointment of a proxy shall be valid for any purpose more than eleven (11) months after the date of its execution, unless a longer period is expressly provided in the appointment. Every appointment of a proxy shall be in writing (which shall include telegraphing, cabling, or telephotographic transmission), and shall be filed with the Secretary of the corporation before or at the meeting at which the appointment is to be effective. An appointment of a proxy for shares held jointly by two or more shareholders shall be valid if signed by any one of them, unless the Secretary of the corporation receives from any one of such shareholders written notice either denying the authority of that person to appoint a proxy or appointing a different proxy. All questions regarding the qualification of voters, the validity of appointments of proxies, and the acceptance or rejection of votes shall be decided by the presiding officer of the meeting. The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or represented by proxy, and entitled to vote, except where a different vote is required by law, the Articles of Incorporation, or these By-Laws.

    SECTION 8. ACTION WITHOUT MEETING BY SHAREHOLDERS. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting by written action signed by all of the shareholders entitled to vote on such action. Such written action shall be effective when signed by all of the shareholders entitled to vote thereon or at such different effective time as is provided in the written action.

                                     ARTICLE III

                                      DIRECTORS

    SECTION 1. GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of its Board of Directors. The directors may exercise all such powers and do all such things as may be exercised or done by the corporation, subject to the provisions of applicable law, the Articles of Incorporation, and these By-Laws.

    SECTION 2. NUMBER, TENURE, AND QUALIFICATION. The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by resolution of the shareholders, subject to increase by resolution of the Board of Directors. In the event that the shareholders fail to fix the number of directors, the number of directors shall be the number provided for in the Articles of Incorporation, subject to increase by resolution of the Board of Directors. No decrease in the number of directors pursuant to this section shall effect the removal of any director then in office except upon compliance with the provisions of Section 7 of this Article. Each director shall be elected at a regular meeting of shareholders, except as provided in Sections 6 and 7 of this Article, and shall hold office until the next regular meeting of shareholders and thereafter until his successor is duly elected and qualified, unless a prior vacancy shall occur by reason of his death, resignation, or removal from office. Directors shall be natural persons but need not be shareholders.

    SECTION 3. MEETINGS. Meetings of the Board of Directors may be held at such times and places as shall from time to time be determined by the Board of Directors. Meetings of the Board of Directors also may be called by the President, by the Vice President in the absence of the President, or by any director, in which case the person or persons calling such meeting may fix the date, time, and place thereof, either within or without the State of Minnesota, and shall cause notice of meeting to be given. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors when present.

    SECTION 4. NOTICE OF MEETINGS. If the date, time, and place of a meeting of the Board of Directors has been announced at a previous meeting, no notice is required. In all other cases three (3) days' notice of meetings of the Board of Directors, stating the date and time thereof and any other information required by law or desired by the person or persons calling such meeting, shall be given to each director. If notice of meeting is required, and such notice does not state the place of the meeting, such meeting shall be held at the principal executive office of the corporation. Notice of meetings of the Board of Directors shall be given to directors in the manner provided in these By-Laws for giving notice to shareholders of meetings of shareholders.

    Any director may waive notice of any meeting. A waiver of notice by a director is effective whether given before, at, or after the meeting, and whether given orally, in writing, or by attendance. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless such director objects at the beginning of the meeting to the transaction of business on grounds that the meeting is not lawfully called or convened and does not participate thereafter in the meeting.

    SECTION 5. QUORUM AND VOTING. A majority of the directors currently holding office shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum is present. If a quorum is present when a duly called or held meeting is convened, the directors present may continue to transact business until adjournment, even though the withdrawal of a number of directors originally present leaves less than the number otherwise required for a quorum.

    The Board of Directors shall take action by the affirmative vote of a majority of the directors present at any duly held meeting, except as to any question upon which any different vote is required by law, the Articles of Incorporation, or these By-Laws. A director may give advance written consent or objection to a proposal to be acted upon at a meeting of the Board of Directors. If the proposal acted on at the meeting is substantially the same or has substantially the same effect as the proposal to which the director has consented or objected, such consent or objection shall be counted as a vote for or against the proposal and shall be recorded in the minutes of the meeting. Such consent or objection shall not be considered, in determining the existence of a quorum.

    SECTION 6. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the directors remaining in office, even though said remaining directors be less than a quorum. Any newly created directorship resulting from an increase in the authorized number of directors by action of the Board of Directors may be filled by a majority vote of the directors serving at the time of such increase. Any vacancy or newly created directorship may be filled by resolution of the shareholders. Unless a prior vacancy occurs by reason, of his death, resignation, or removal from office, any director so elected shall hold office until the next regular meeting of shareholders and until his successor is duly elected and qualified.

    SECTION 7. REMOVAL OF DIRECTORS. The entire Board of Directors or any director or directors may be removed from office, with or without cause, at any special meeting of the shareholders, duly called for that purpose as provided in these By-Laws, by a vote of the shareholders holding a majority of the shares entitled to vote at an election of directors. At such meeting, without further notice, the shareholders may fill any vacancy or vacancies created by such removal as provided in Section 6 of this Article. Any such vacancy not so filled may be filled by the directors as provided in Section 6 of this Article. Any director named by the Board of Directors to fill a vacancy may be removed at any time, with or without cause, by an affirmative vote of a majority of the remaining directors, even though said remaining directors be less than a quorum, if the shareholders have not elected directors in the interval between the appointment to fill the vacancy and the time of removal.

    SECTION 8. COMMITTEES. The Board of Directors, by a resolution approved by the affirmative vote of a majority of the directors then holding office, may establish one or more committees of one or more persons having the authority of the Board of Directors in the management of the business of the corporation to the extent provided in such resolution. Such committees, however, shall at all times be subject to the direction and control of the Board of Directors. Committee members need not be directors and shall be appointed by the affirmative vote of a majority of the directors present. A majority of the members of any committee shall constitute a quorum for the transaction of business at a meeting of any such committee. In other matters of procedure the provisions of these By-Laws shall apply to committees and the members thereof to the same extent they apply to the Board of Directors and directors, including, without limitation, the provisions with respect to meetings and notice thereof, absent members, written actions, and valid acts. Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors.

    SECTION 9. ACTION IN WRITING. Any action required or permitted to be taken at a meeting of the Board of Directors or of a lawfully constituted committee thereof may be taken by written action signed by all of the directors then in office or by all of the members of such committee, as the case may be. If the action does not require shareholder approval, such action shall be effective if signed by the number of directors or members of such committee that would be required to take the same action at a meeting at which all directors or committee members were present. If any written action is taken by less than all directors, all directors shall be notified immediately of its text and effective date. The failure to provide such notice, however, shall not invalidate such written action.

    SECTION 10. MEETING BY MEANS OF ELECTRONIC COMMUNICATION. Members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar means of communication by which all persons participating in the meeting can simultaneously hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

    SECTION 11. NOMINATIONS TO THE BOARD OF DIRECTORS. Subject to the rights, if any, of holders of any preferred stock, nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any shareholder entitled to vote generally in the election of directors. However, any shareholder entitled to vote generally in the election of directors may nominate one or more persons for election as directors at a regular or special meeting of shareholders only if written notice of such shareholder's intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation and received not later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs. Each such notice to the Secretary shall set forth: (i) the name and address of record of the shareholder who intends to make the nomination; (ii) a representation that the shareholder is a holder of record of shares of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder; (v) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (vi) the consent of each nominee to serve as a director of the corporation if so elected. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of such proposed nominee to serve as a director of the corporation. The presiding officers of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

                                      ARTICLE IV

                                       OFFICERS

    SECTION 1. NUMBER AND QUALIFICATION. The officers of the corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and a Treasurer. The Board of Directors may also appoint one or more Vice Presidents or such other officers and assistant officers as it may deem necessary. Except as provided in these By-Laws, the Board of Directors shall fix the powers, duties, and compensation of all officers. Officers may, but need not, be directors of the corporation. Any number of offices may be held by the same person.

    SECTION 2. TERM OF OFFICE. An officer shall hold office until his successor shall have been duly elected, unless prior thereto he shall have resigned or been removed from office as hereinafter provided.

    SECTION 3. REMOVAL AND VACANCIES. Any officer or agent elected or appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and may be removed, with or without cause, at any time by the vote of a majority of the Board of Directors. Any vacancy in an office of the corporation shall be filled by the Board of Directors.

    SECTION 4. PRESIDENT. The President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. The President shall report to the Chief Executive Officer of the corporation.

    SECTION 5. VICE PRESIDENTS. The Vice President, if any, or vice Presidents in case there be more than one, shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President, or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or, in the absence of any designation, in the order of their election, shall perform the duties of the President, and, when so acting, shall have all the powers of and be subject to all of the restrictions upon the President.

    SECTION 6. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and of the shareholders and shall maintain records of, and whenever necessary, certify all proceedings of the Board of Directors and of the shareholders. He shall keep the stock books of the corporation, and, when so directed by the Board of Directors or other person or persons authorized to call such meetings, shall give or cause to be given notice of meetings of the shareholders and of meetings of the Board of Directors. He shall also perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

    SECTION 7. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the care and custody of the corporate funds and securities of the corporation and shall disburse the funds of the corporation as may be ordered from time to time by the Board of Directors. The Chief Financial Officer shall keep full and accurate financial records for the corporation and shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe.

    SECTION 8. OTHER OFFICERS. The Assistant Secretaries and Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary or Treasurer, perform the duties and exercise the powers of the Secretary and Treasurer respectively. Such Assistant Secretaries and Assistant Treasurers shall have such other powers and perform such other duties as the Board of Directors may from time to time prescribe. Any other officers appointed by the Board of Directors shall hold office at the pleasure of the Board of Directors and shall have such powers, perform such duties, and be responsible to such other officers as the Board of Directors may from time to time prescribe.

    SECTION 9. CHIEF EXECUTIVE OFFICER. The Chief Executive Officer shall preside at all meetings of the shareholders and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.

    SECTION 10. TREASURER. The Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe.


                                      ARTICLE V

                         CERTIFICATES AND OWNERSHIP OF SHARES

    SECTION 1. CERTIFICATES. All shares of the corporation shall be represented by certificates. Each certificate shall contain on its face (a) the name of the corporation, (b) a statement that the corporation is incorporated under the laws of the State of Minnesota, (c) the name of the person to whom it is issued, and (d) the number and class of shares, and the designa-tion of the series, if any, that the certificate represents. Certificates shall also contain any other information required by law or desired by the Board of Directors, and shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by either the President, a Vice President, the Secretary, or an Assistant Secretary. If a certificate is signed
(1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the corporation and a registrar, the signature of any such President, Vice President, Secretary, or Assistant Secretary may be a facsimile. If a person signs or has a facsimile signature placed upon a certificate while an officer, transfer agent, or registrar of a corporation, the certificate may be issued by the corporation, even if the person has ceased to have that capacity before the certificate is issued, with the same effect as if the person had that capacity at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued with the number of shares and date of issue shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation or the transfer agent for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed, or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    SECTION 2. TRANSFER OF SHARES. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender of such shares to the corporation or the transfer agent of the corporation.

    SECTION 3. OWNERSHIP. Except as otherwise provided in this Section, the person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes. The Board of Directors, however, by a resolution approved by the affirmative vote of a majority of directors then in office, may establish a procedure whereby a shareholder may certify in writing to the corporation that all or a portion of the shares registered in the name of the shareholder are held for the account of one or more beneficial owners. Upon receipt by the corporation of the writing, the persons specified as beneficial owners, rather than the actual shareholder, shall be deemed the shareholders for such purposes as are permitted by the resolution of the Board of Directors and are specified in the writing.

                                      ARTICLE VI

                        CONTRACTS, LOANS, CHECKS, AND DEPOSITS

    SECTION 1. CONTRACTS. The Board of Directors may authorize such officers or agents as they shall designate to enter into contracts or execute and deliver instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    SECTION 2. LOANS. The corporation shall not lend money to, guarantee the obligation of, become a surety for, or otherwise financially assist any person unless the transaction, or class of transactions to which the transaction belongs, has been approved by the affirmative vote of a majority of directors present, and (a) is in the usual and regular course of business of the corporation, (b) is with, or for the benefit of, a related corporation, an organization in which the corporation has a financial interest, an organization with which the corporation has a business relationship, or an organization to which the corporation has the power to make donations, (c) is with, or for the benefit of, an officer or other employee of the corporation or a subsidiary, including an officer or employee who is a director of the corporation or a subsidiary, and may reasonably be expected, in the judgment of the Board of Directors, to benefit the corporation, or (d) has been approved by the affirmative vote of the holders of two-thirds of the outstanding shares, including both voting and nonvoting shares.

    SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the corporation shall be signed by such officers or agents of the corporation as shall be designated and in such manner as shall be determined from time to time by resolution of the Board of Directors.

    SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks or other financial institutions as the Board of Directors may select.


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

                                     ARTICLE VII

                                    MISCELLANEOUS

    SECTION 1. DIVIDENDS. The Board of Directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.

    SECTION 2. RESERVES. There may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, deem proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for the purchase of additional property, or for such other purpose as the directors shall deem to be consistent with the interests of the corporation, and the directors may modify or abolish any such reserve.

    SECTION 3. FISCAL YEAR. The fiscal year of the corporation shall be such twelve-month period as may be set by a resolution of the Board of Directors, provided, however, that the first fiscal year of the corporation may be a shorter period if permitted by law and set by a resolution of the Board of Directors.


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

    SECTION 4. AMENDMENTS. Except as limited by the Articles of Incorporation, these By-Laws may be altered or amended by the Board of Directors at any meeting of directors to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to alter or repeal such By-Laws.



                                  *   *   *   *   *


    The undersigned, Secretary of In Home Health, Inc., a Minnesota corporation does hereby certify that the foregoing are the Restated By-Laws of the corporation incorporating all amendments to date.

Dated:  June 16, 1997                  /s/ Kari K. Schell,
                                       ---------------------------------------
                                       Kari K. Schell,
                                       Secretary


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